Exhibit 99.1

Fathom Holdings Completes Epic Realty Acquisition

Adds More Than 350 Agents in Growing Idaho Market;
Will Operate Under the Fathom Realty Brand

CARY, N.C., July 1, 2021 – Fathom Holdings Inc. (Nasdaq: FTHM), a national, technology-driven, end-to-end real estate services platform integrating residential brokerage, mortgage, title, insurance, and SaaS offerings for brokerages and agents, today announced that through its wholly-owned subsidiary, Fathom Realty Holdings, LLC, it has completed the acquisition of Epic Realty. Terms of the transaction were not disclosed.

Based in Meridian, Idaho, near Boise, Epic is a fast-growing regional brokerage with more than 350 agents, providing full-service residential real estate services for buyers and sellers. Epic is being re-branded under the Fathom name.

“This acquisition clearly demonstrates our ability to add growing and profitable brokerage operations to Fathom,” said Fathom CEO Joshua Harley. “In addition to expanding our footprint organically, we have acquired more than 500 agents in two dynamic and growing markets in the last four months alone. With Epic, we now have the third largest market position in Idaho, solidifying our strategy and objective of occupying the first, second or third spots in the states in which we operate.

“We now have operations in more than 30 states and are well on our way to meeting our goal of operating in all 50 states, as we methodically and strategically add new markets by identifying excellent leaders and/or acquiring profitable brokerages and teams that exemplify our culture of service and putting agents in charge of their own businesses. Through our proprietary cloud-based software, intelliAgent, and our vertically integrated platform that now includes mortgage, title, insurance and SaaS offerings, we plan to continue helping all our agents grow their businesses, while enjoying higher incomes through significant savings on their commissions.”

Epic co-founders Chad McCloud and Sheridan Hodson said, “We couldn’t be more excited to join the Fathom family and fly the Fathom flag, which is rapidly becoming one of the nation’s leading brands. With an agent-centric focus, best-in-class technology that makes agents’ jobs easier and more profitable, and related services that make the home buying and selling process better for consumers, we now have an even better value proposition for our current agents and those we expect to attract, as we continue to grow throughout our great state.”

McCloud and Hodson will manage Fathom’s day-to-day brokerage operations in Idaho.

About Fathom Holdings Inc.

Fathom Holdings Inc. is a national, technology-driven, real estate services platform integrating residential brokerage, mortgage, title, insurance, and SaaS offerings to brokerages and agents by leveraging its proprietary cloud-based software, intelliAgent. The Company's brands include Fathom Realty, Dagley Insurance, Encompass Lending, intelliAgent, Real Results, and Verus Title. For more information, visit www.fathomrealty.com.

Cautionary Note Concerning Forward-Looking Statements

This press release contains "forward-looking statements," including, but not limited to, additional planned geographic expansion. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including: risks associated with making and integrating acquisitions; technology risks; risks in effectively managing rapid growth in our business; reliance on key personnel; competitive risks; and the other risk factors set forth from time to time in our SEC filings, copies of which are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

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Investor Relations and Media Contacts:

Roger Pondel/Laurie Berman

PondelWilkinson Inc.

investorrelations@fathomrealty.com

(310) 279-5980

Marco Fregenal
President and CFO

Fathom Holdings Inc.
investorrelations@fathomrealty.com
(888) 455-6040